EX 26 (h) i. f. f1.

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of May 1, 2006 by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY, and C.M. LIFE INSURANCE COMPANY, is amended on January 2, 2009 as follows:

Article IV. 4.5 is amended as follows:

In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available tot eh respective Contract owners as an underlying investment medium, a new Schedule 2 or an amendment to this agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Accounts. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios. Any amendments, changes or assignments are subject to the prior approval of the State of Connecticut Insurance Department.

Article VI. 6.1 is amended as follows:

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

Article VI is amended to add the following provision:

6.3 Any amendments, changes or assignments are subject to the prior approval of the State of Connecticut Insurance Department.

Article VII is amended to add the following provision:

7.3 Notwithstanding the foregoing, this Agreement will automatically renew on a yearly basis, unless a party gives 90 day written notice of non-renewal.

Schedules 1 and 2 of the Agreement are hereby deleted in their entirety and replaced with Schedules 1 and 2 attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 3, 2008.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:	/s/ Jo-Anne Rankin	By:	/s/ Brian W. Wexted
Print Name	Jo-Anne Rankin	Print Name	Brian W. Wexted
Title:	Vice President	Title:	Treasurer
Date:	January 27, 2009	Date:	January 30, 2009

MML BAY STATE LIFE INSURANCE COMPANY		OPPENHEIMERFUNDS, INC.

By:	/s/ Jo-Anne Rankin	By:	/s/ Christina M. Nasta
Print Name	Jo-Anne Rankin	Print Name	Christina M. Nasta
Title:	Vice President	Title:	VP
Date:	January 27, 2009	Date:	1/2/09

C.M. LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin
Print Name:	Jo-Anne Rankin
Title:	Vice President
Date:	January 27, 2009

Oppenheimer Participation Agreement Amendment No. 1

SCHEDULE 1

Separate Accounts

MML Bay State Variable Life Separate Account I

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Massachusetts Mutual Variable Annuity Separate Account V

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life

MassMutual RetireEase Select	MassMutual/Variable Life Plus
MassMutual Evolution	MML Bay State/Variable Life Select
MassMutual Transitions Select	MassMutual/Variable Life Select
MassMutual Artistry	MML Bay State/Variable Life Select
MassMutual Transitions®	MassMutual/The Blue Chip Company’s Variable Universal Life
Panorama Passage®	MassMutual/Survivorship Variable Universal Life
Panorama Premier	C.M. Life/Survivorship Variable Universal Life
Panorama®	MassMutual/Survivorship Variable Universal Life II
Panorama Plus	C.M. Life/Survivorship Variable Universal Life II
LifeTrust	MassMutual/Variable Universal Life
Flex Extra	C.M. Life/Variable Universal Life
Strategic Prestige Variable	MassMutual/Variable Universal Life II
AnnuitySM	MassMutual/Variable Universal Life III
MassMutual/VUL GuardSM
MassMutual/Survivorship VUL GuardSM
MassMutual/Large Case Variable Life Plus®
MassMutual/Strategic Variable Life®
MassMutual/Strategic Variable Life® Plus
MassMutual/Strategic Group Variable Universal Life®
MassMutual/Strategic Life® Prestige
C.M. Life/Executive Benefit Variable Universal LifeSM

Oppenheimer Participation Agreement Amendment No. 1

SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Global Securities Fund/VA

Oppenheimer MidCap Fund/VA

Oppenheimer Main Street Small Cap Fund®/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Main Street Fund®/VA

Oppenheimer Balanced Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Participation Agreement Amendment No. 1